BARK Reports Third Quarter Fiscal Year 2025 Results

NEW YORK, February 5, 2025 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal third quarter ended December 31, 2024.

Key Highlights
•Total revenue was $126.4 million, ahead of the high-end of the Company's guidance range and a 1.1% increase, year-over-year.
•Commerce revenue was $20.3 million, up 43.5% compared to last year.
•Gross Margin was 62.7%, up 90 basis points compared to last year.
•Net loss of $(11.5) million, was $1.4 million greater than the same period last year primarily related to a $1.8 million gain from the extinguishment of debt in the year-ago period.
•Adjusted EBITDA was $(1.6) million, within the Company's guidance range and a $4.9 million improvement, year-over-year.

"We closed 2024 on a high note, exceeding our revenue expectations and delivering our tenth consecutive year-over-year improvement in Adjusted EBITDA," said Matt Meeker, Co-Founder and Chief Executive Officer. "Our focus on building and empowering a world-class leadership team is starting to deliver results, with momentum building across the business. In the quarter, we achieved our strongest new subscription quarter in three years, grew commerce revenue by 43% year-over-year, and generated $2 million in revenue from BARK Air—just seven months after launch. Importantly, we delivered these results while maintaining a disciplined focus on profitability. We are Adjusted EBITDA positive through the first three quarters of fiscal 2025 and remain on track to achieve our first full year of positive Adjusted EBITDA next month. With a strong foundation and the right team in place, we are taking decisive steps to position BARK for sustainable growth and long-term value creation."

Fiscal Third Quarter 2025 Highlights
•Revenue was $126.4 million, ahead of the Company's guidance range of $123.0 million to $126.0 million, and a 1.1% increase year-over-year, primarily driven by a 43.5% year-over-year increase in the commerce segment.
•Direct to Consumer (“DTC”) revenue was $106.1 million, a 4.3% decrease year-over-year, primarily driven by fewer total orders in the most recent period.
•Commerce revenue was $20.3 million, a 43.5% increase year-over-year, driven by adding new partners, and expanding shelf space and SKU counts with existing partners.
•Gross profit was $79.3 million, a 2.6% increase year-over-year.

•Gross margin was 62.7%, as compared to 61.8% in the same period last year.
•Advertising and marketing expenses were $27.4 million as compared to $25.1 million in the same period last year, driven by an 11% increase in new subscriptions acquired in the quarter.
•General and administrative ("G&A") expenses were $64.1 million, as compared to $66.1 million last year. This decrease was largely driven by a reduction in headcount.
•Net loss was $(11.5) million, as compared to $(10.1) million in the same period in the previous year. The greater net loss is largely related to a $1.8 million gain from the extinguishment of debt in the year-ago period.
•Adjusted EBITDA was $(1.6) million, the midpoint of the Company's guidance range of $(3.0) million to breakeven. Given the Company's ability to efficiently acquire new subscriptions at a lower customer acquisition cost, it invested more in marketing during the quarter.
•Net cash provided by (used in) operating activities was $(1.4) million. Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, was $(2.0) million.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of December 31, 2024 was $115.3 million, and reflects $2.8 million of share repurchases at an average price of $1.69, in the quarter. Fiscal year-to-date through December, 31 2024, the company has repurchased $8.0 million of shares at an average price of $1.54.
•The Company's inventory balance as of December 31, 2024 was $90.4 million, an increase of $6.2 million compared to March 31, 2024. The increase is largely driven by the Company bringing in additional product in anticipation of stronger sales in fiscal 2026.

Fiscal Fourth Quarter and Full Year 2025 Financial Outlook
Based on current market conditions as of February 5, 2025, BARK is providing guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal year 2025, the Company is reaffirming its guidance of:
•Total revenue of $490 million to $500 million, reflecting year-over-year growth of flat to 2.0%.
•Adjusted EBITDA of $1.0 million to $5.0 million, reflecting a year-over-year improvement of $11.6 million to $15.6 million.

For the fourth quarter of fiscal 2025, the Company expects:
•Total revenue of $121.2 million to $131.2 million, reflecting year-over-year growth of (0.2)% to 8.0%. This range accounts for the potential variability in the timing of commerce shipments that could shift from the fiscal fourth quarter to the first quarter of fiscal 2026.
•Adjusted EBITDA of $0.9 million to $4.9 million, reflecting a year-over-year increase of $(1.3) million to $2.7 million. This range reflects the above items as well as potential variability in the Company's marketing investment, given recent success in efficiently adding new subscriptions.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal third quarter 2025 results will be held today, February 5, 2025, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-596-4144 for U.S. participants and 1-646-968-2525 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/events-and-presentations/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at BARK.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of Direct to Consumer orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis. Total Orders excludes orders from BARK Air. We use Total Orders as an indicator of customer interest and demand.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. AOV excludes Direct to Consumer revenue from BARK Air. We use AOV to provide insight into customer spending patterns.

Key Performance Indicators

	Three Months Ended December 31,		Nine Months Ended December 31,

	2024	2023	2024	2023
Total Orders (in thousands)	3,332	3,504	10,044	10,425
Average Order Value	$31.25	$31.65	$31.03	$31.38
Direct to Consumer Gross Profit (in thousands)(1)	$70,154	$70,801	$204,927	$208,062
Direct to Consumer Gross Margin (1)	67.4%	63.8%	65.7%	63.6%
(1) Direct to Consumer Gross Profit and Direct to Consumer Gross Margin does not include the revenue or cost of goods sold from BARK Air.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
REVENUE	$126,449	$125,075	$368,772	$368,700
COST OF REVENUE	47,189	47,831	140,134	142,779
Gross profit	79,260	77,244	228,638	225,921
OPERATING EXPENSES:
General and administrative	64,141	66,119	190,709	204,467
Advertising and marketing	27,364	25,094	66,460	60,523
Total operating expenses	91,505	91,213	257,169	264,990
LOSS FROM OPERATIONS	(12,245)	(13,969)	(28,531)	(39,069)
INTEREST INCOME	1,179	1,718	4,011	5,851
INTEREST EXPENSE	(677)	(902)	(2,074)	(3,648)
OTHER INCOME (EXPENSE)—NET	234	3,045	(217)	4,758
NET LOSS BEFORE INCOME TAXES	(11,509)	(10,108)	(26,811)	(32,108)
PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(11,509)	$(10,108)	$(26,811)	$(32,108)

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue
Direct to Consumer:
Toys & Accessories(1)	$64,348	$71,183	$201,799	$210,433
Consumables(1)	39,808	39,720	109,909	116,666
Other(2)	1,963	—	4,069	—
Total Direct to Consumer	$106,119	$110,903	$315,777	$327,099
Commerce	20,330	14,172	52,995	41,601
Revenue	$126,449	$125,075	$368,772	$368,700
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.
(2) Other Direct to Consumer revenue derived from the BARK Air.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Direct to Consumer:(1)
Revenue	$106,119	$110,903	$315,777	$327,099
Cost of revenue	35,796	40,102	110,930	119,037
Gross profit	70,323	70,801	204,847	208,062
Commerce:
Revenue	20,330	14,172	52,995	41,601
Cost of revenue	11,393	7,729	29,204	23,742
Gross profit	8,937	6,443	23,791	17,859
Consolidated:
Revenue	126,449	125,075	368,772	368,700
Cost of revenue	47,189	47,831	140,134	142,779
Gross profit	$79,260	$77,244	$228,638	$225,921
(1) Direct to Consumer segment gross profit include revenue and cost of revenue from BARK Air.

BARK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	December 31,	March 31,
	2024	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$115,259	$125,495
Accounts receivable—net	11,415	7,696
Prepaid expenses and other current assets	12,371	4,379
Inventory	90,360	84,177
Total current assets	229,405	221,747
PROPERTY AND EQUIPMENT—NET	22,070	25,540
INTANGIBLE ASSETS—NET	7,428	11,921
OPERATING LEASE RIGHT-OF-USE ASSETS	29,283	32,793
OTHER NONCURRENT ASSETS	4,006	6,587
TOTAL ASSETS	$292,192	$298,588
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,086	$13,737
Operating lease liabilities, current	5,668	5,294
Accrued and other current liabilities	41,795	30,490
Deferred revenue	23,524	25,957
Current portion of long-term debt	42,461	—
Total current liabilities	140,534	75,478
LONG-TERM DEBT	—	39,926
OPERATING LEASE LIABILITIES	38,306	42,599
OTHER LONG-TERM LIABILITIES	314	1,202
Total liabilities	179,154	159,205
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 183,965,936 and 180,176,725 shares issued	1	1
Treasury stock, at cost, 9,869,120 and 4,643,589 shares, respectively	(14,248)	(6,225)
Additional paid-in capital	500,953	492,427
Accumulated deficit	(373,668)	(346,820)
Total stockholders’ equity	113,038	139,383
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$292,192	$298,588

BARK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	December 31,	December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,811)	$(32,108)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation & amortization	8,383	8,899
Impairment of assets	2,142	3,079
Non-cash lease expense	3,510	3,120
Loss on disposal of assets	—	72
Amortization of deferred financing fees and debt discount	299	478
Bad debt expense	—	34
Stock-based compensation expense	9,771	10,510
Provision for inventory obsolescence	1,072	888
Gain on extinguishment of debt	—	(1,828)
Change in fair value of warrant liabilities and derivatives	652	(2,216)
Paid in kind interest on convertible notes	2,235	2,119
Changes in operating assets and liabilities:
Accounts receivable	(3,719)	63
Inventory	(7,255)	24,975
Prepaid expenses and other current assets	(2,105)	(1,123)
Other noncurrent assets	(1,733)	—
Accounts payable and accrued expenses	26,696	(4,894)
Deferred revenue	(2,433)	1,247
Proceeds from tenant improvement allowances	—	—
Operating lease liabilities	(3,919)	(3,522)
Other liabilities	(3,606)	(2,687)
Net cash provided by operating activities	3,179	7,106

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,428)	(6,699)
Net cash used in investing activities	(4,428)	(6,699)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(165)	(161)
Proceeds from the exercise of stock options	554	105
Proceeds from issuance of common stock under ESPP	425	489
Tax payments related to the issuance of common stock	(2,181)	(1,011)
Excise tax from stock repurchases	(43)	(42)
Payments to repurchase common stock	(8,023)	(4,120)
Payments of long-term debt	—	(42,300)
Net cash used in financing activities	(9,433)	(47,040)

Effect of exchange rate changes on cash	(37)	(14)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(10,719)	(46,647)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	130,704	183,068
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$119,985	$136,421

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	115,259	131,284
Restricted cash - prepaid expenses and other current assets, other noncurrent assets	4,726	5,137
Total cash, cash equivalents and restricted cash	$119,985	$136,421

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment included in accounts payable and accrued liabilities	$189	$38
Cash paid for interest	$88	$2,237

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) restructuring charges related to reduction in force payments, (5) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (6) warehouse restructuring costs, (7) non-cash impairment of previously capitalized software and cloud computing implementation costs, (8) technology modernization costs, (9) gain on extinguishment of debt, and (10) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense, (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) capitalized cloud computing amortization, (7) sales and use tax income, (8) restructuring charges related to reduction in force payments, (9) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (10) warehouse restructuring costs, (11) non-cash impairment of previously capitalized software and cloud computing implementation costs, (12) technology modernization costs, (13) gain on extinguishment of debt, and (14) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

The following table presents a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss Per Common Share for the periods presented:

Adjusted Net Loss

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Net Loss	$(11,509)	$(10,108)	$(26,811)	$(32,108)
Stock compensation expense	3,873	3,596	9,771	10,510
Change in fair value of warrants and derivatives	(261)	(782)	652	(2,216)
Sales and use tax income (1)	(450)	(18)	(1,999)	(155)
Restructuring	924	—	2,624	1,543
Litigation expenses (2)	468	95	1,106	95
Warehouse restructuring costs	2,391	—	3,289	161
Impairment of assets	—	109	2,142	3,079
Technology modernization (3)	545	—	1,750	—
Gain on extinguishment of debt	—	(1,828)	—	(1,828)
Other items (4)	88	381	827	1,384
Adjusted net loss	$(3,931)	$(8,555)	$(6,649)	$(19,535)
Net loss margin	(9.10)%	(8.08)%	(7.27)%	(8.71)%
Adjusted net loss margin	(3.11)%	(6.84)%	(1.80)%	(5.30)%

Adjusted net loss per common share - basic and diluted	$(0.02)	$(0.05)	$(0.04)	$(0.11)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	175,589,759	175,540,096	175,404,510	176,611,729

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net Loss	$(11,509)	$(10,108)	$(26,811)	$(32,108)
Interest income	(1,179)	(1,718)	(4,011)	(5,851)
Interest expense	677	902	2,074	3,648
Depreciation and amortization expense	2,704	2,958	8,383	8,899
Stock compensation expense	3,873	3,596	9,771	10,510
Change in fair value of warrants and derivatives	(261)	(782)	652	(2,216)
Cloud computing amortization	174	—	346	—
Sales and use tax income (1)	(450)	(18)	(1,999)	(155)
Restructuring	924	—	2,624	1,543
Litigation expenses (2)	468	95	1,106	95
Warehouse restructuring costs	2,391	—	3,289	161
Impairment of assets	—	109	2,142	3,079
Technology modernization (3)	545	—	1,750	—
Gain on extinguishment of debt	—	(1,828)	—	(1,828)
Other items (4)	88	381	827	1,384
Adjusted EBITDA	$(1,555)	$(6,413)	$143	$(12,839)
Net loss margin	(9.10)%	(8.08)%	(7.27)%	(8.71)%
Adjusted EBITDA margin	(1.23)%	(5.13)%	0.04%	(3.48)%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) Litigation expenses related to a shareholder class action complaint, see Item 1. Legal Proceedings in the Company's quarterly report on Form 10-Q.

(3) Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4) For the three months ended December 31, 2024, other items is comprised of executive transition costs including recruiting costs of less than $0.1 million, costs associated with the share repurchase program of less than $0.1 million, and duplicate headquarters rent of less than $0.1 million. For the three months ended December 31, 2023, other items is comprised of non-recurring retention payments of $0.4 million, and duplicate headquarters rent of less than $0.1 million. For the nine months ended December 31, 2024, other items is comprised of executive transition costs including recruiting costs of $0.5 million, costs associated with the share repurchase program of $0.3 million, and duplicate headquarters rent of less than $0.1 million. For the nine months ended December 31, 2023, other items is comprised of non-recurring retention payments of $0.9 million, executive transition costs including recruiting costs of $0.4 million, and duplicate headquarters rent of less than $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Free cash flow reconciliation:
Net cash provided by (used in) operating activities	$(1,387)	$15,022	$3,179	$7,106
Capital expenditures	(577)	(1,766)	(4,428)	(6,699)
Free cash flow	$(1,964)	$13,256	$(1,249)	$407

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com